SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 3, 2008

WINTHROP REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

001-06249		34-6513657
(Commission File Number)		(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts		02114
(Address of Principal Executive Offices)		(Zip Code)

(617) 570-4614
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Items

On July 3, 2008, Winthrop Realty Trust (“Winthrop”) entered into an Ownership Limitation Waiver Agreement with Fairholme Capital Management LLC ("Fairholme").  Pursuant to the terms of the agreement, Winthrop granted to Fairholme, in its individual company capacity as well as on behalf of its investment advisory clients and affiliates, a waiver from its Ownership Limitation provision set forth in Winthrop’s By-laws.  Pursuant to Winthrop’s By-laws, no person (as defined in the bylaws) can hold more than 9.8% of Winthrop’s shares unless Winthrop’s Board of Trustees grants a waiver of such provision.  Winthrop has previously granted such waivers to certain investment funds whose ownership in excess of 9.8% of the shares does not jeopardize Winthrop’s status as a REIT.

The waiver permits Fairholme to acquire beneficial ownership of up to 15% of Winthrop’s common shares.  As with prior waivers granted by Winthrop, Fairholme’s ability to acquire shares in excess of the 9.8% limit is conditioned upon no one “individual” (within the meaning of Section 542(a)(2) of the Internal Revenue Code) can beneficially own or will beneficially own more than 9.8% (by number of shares or value, whichever is more restrictive) of the total outstanding capital stock or common shares of Winthrop (whether or not such ownership causes Winthrop to be “closely held” under the REIT rules).  In addition, Fairholme’s waiver is subject to additional limitations to ensure compliance by Winthrop with other REIT rules.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits

99.1           Press Release dated July 7, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 7th day of July, 2008.

WINTHROP REALTY TRUST

By:	/s/ Peter Braverman
Peter Braverman
President